SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  February 27, 2008

Location Based Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-139395	20-4854758
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4989 E. La Palma Avenue, Anaheim, California 92807
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  800-615-0869

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registration under any of the following provisions:

5	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

5	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

5	Pre-commencement communications pursuant to Rule 14d-2(k) under the Exchange Act (17 CFR 240.14d-2(b))

5	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement

Effective February 27, 2008, Location Based Technologies, Inc. (the “Company”) entered into a series of related agreements with NXP Software B.V., a company incorporated under the laws of the Netherlands (“NXP”) wherein NXP agreed to (i) license to the Company software capable of processing GPS satellite signals to provide location positioning information; (ii) provide a technology platform utilizing that software on which the Company can build its PocketFinder™ products; and (iii) provide the Internet based services required for the PocketFinder™ products to perform GPS location processing using NXP’s software technology.

The agreements include a Framework Agreement (a form of master agreement which is attached as Exhibit 10.01 hereto), a Technology License and Distribution Agreement (attached as Exhibit 10.2 hereto), a Platform Development Agreement (attached as Exhibit 10.3 hereto), and an Assistance Services Agreement (attached as Exhibit 10.4 hereto).

The agreements have three year terms, extendable for one additional year, and have standard termination provisions.  They are not assignable by the Company without NXP’s consent.  The Company will not be charged a license fee for the technology but will pay negotiated fees for NXP’s work in development the technology platform and NXP’s service assistance.

Item 7.01	Regulation FD Disclosures

On March 3, 2008, the company issued a news release regarding the agreements described above in Item 1.01.

A copy of the press release is furnished as Exhibit 99.1 to this report.  This information shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the company, whether made before or after the date of this report, regardless of any general incorporation language in the filing.

Item 9.01	Exhibits

Exhibit 10.1	Framework Agreement

Exhibit 10.2	Technology License and Distribution Agreement

Exhibit 10.3	Platform Development Agreement

Exhibit 10.4	Assistance Services Agreement

Exhibit 99.1	Press Release

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCATION BASED TECHNOLOGIES, INC.

Dated: February 29, 2008	By:	/s/ David Morse
David Morse
Chief Executive Officer